Exhibit 10.36

GUARANTY

THIS GUARANTY, dated as of April 6, 2007, is made by ALFRED LAM (the “Guarantor”) for the benefit of Wells Fargo Bank, National Association (with its participants, successors and assigns, the “Lender”), acting through its Wells Fargo Business Credit operating division.

The Lender and Airgate International Corporation, a New York corporation, Airgate International Corporation (Chicago), an Illinois corporation, and Paradigm International Inc., a Florida corporation (collectively and individually referred to as the “Borrowers”), are parties to a Credit and Security Agreement of even date herewith (as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”) pursuant to which the Lender may make advances and extend other financial accommodations to the Borrowers.

As a condition to extending such credit to the Borrowers, the Lender has required the execution and delivery of this Guaranty.

ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1. Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

2. Indebtedness Guaranteed. The Guarantor hereby absolutely and unconditionally guarantees to the Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the Indebtedness.

3. Unconditional Guaranty. No act or thing need occur to establish the liability of the Guarantor hereunder, and no act or thing, except full payment and discharge of all of the Indebtedness, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the Guarantor’s liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Guarantor, whether or not all of the Indebtedness is paid in full, until this Guaranty is revoked prospectively as to future transactions, by written notice actually received by the Lender, and such revocation shall not be effective as to the amount of Indebtedness existing or committed for at the time of actual receipt of such notice by the Lender, or as to any renewals, extensions, refinancings or refundings thereof. The death or incompetence of the Guarantor shall not revoke this Guaranty, except upon actual receipt of written notice thereof by the Lender and only prospectively, as to future transactions, as herein set forth.

4. Death or Insolvency of Guarantor. If the Guarantor shall die or shall be or become insolvent (however defined), then the Lender shall have the right to declare immediately due and payable, and the Guarantor will forthwith pay to the Lender, the full amount of all of the Indebtedness whether due and payable or unmatured. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all of the Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

5. Limited Guaranty. Notwithstanding the aggregate amount of the Indebtedness which may from time to time be outstanding, the liability of the Guarantor hereunder shall be limited to a principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), plus accrued interest thereon and all attorneys’ fees, collection costs and enforcement expenses referable thereto. The Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the Guarantor’s liability hereunder, and the Lender may pay (or allow for the payment of) the excess out of any sums received by or available to the Lender on account of the Indebtedness from the Borrowers or any other person (except the Guarantor), from their properties, out of any collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the Guarantor’s liability hereunder. Any payment made by the Guarantor under this Guaranty shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document, received by the Lender, advising the Lender that such payment is made under this Guaranty for such purpose.

6. Subrogation. The Guarantor will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the Guarantor as to any of the Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all of the Indebtedness shall have been fully paid and discharged.

7. Enforcement Expenses. The Guarantor will pay or reimburse the Lender for all costs, expenses and reasonable attorneys’ fees paid or incurred by the Lender in endeavoring to collect and enforce the Indebtedness and in enforcing this Guaranty.

8. Lender’s Rights. The Lender shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for the Borrowers. Whether or not any existing relationship between the Guarantor and the Borrowers has been changed or ended and whether or not this Guaranty has been revoked, the Lender may enter into transactions resulting in the creation or continuance of the Indebtedness and may otherwise agree, consent to or suffer the creation or continuance of any of the Indebtedness, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor. The Guarantor’s liability shall not be affected or impaired by any of the following acts or things (which the Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (ii) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Indebtedness or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Indebtedness or any part thereof arose; (iii) any waiver or indulgence granted to the Borrowers, any delay or lack of diligence in the enforcement of the Indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrowers or any guarantor or other person liable in respect of any of the Indebtedness; (v) any release, surrender, cancellation or other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon the Indebtedness; and (x) any election by the Lender under Section 1111(b) of the United States Bankruptcy Code. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

9. Waivers by Guarantor. The Guarantor waives any and all defenses, claims, setoffs and discharges of the Borrowers, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Lender any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrowers or any other person liable in respect of any of the Indebtedness, or any setoff available against the Lender to the Borrowers or any other such person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Borrowers or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrowers or any of their assets. The Guarantor will not assert, plead or enforce against the Lender any claim, defense or setoff available to the Guarantor against the Borrowers. The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Indebtedness. The Lender shall not be required first to resort for payment of the Indebtedness to the Borrowers or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

10. If Payments Set Aside, etc. If any payment applied by the Lender to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrowers or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

11. Additional Obligation of Guarantor. The Guarantor’s liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Lender as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Indebtedness or obligation of the Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

12. Financial Information. The Guarantor will provide to the Lender annually a personal financial statement prepared as of December 31st listing all assets, liabilities and net worth of the Guarantor and copies of his federal and state tax returns and all schedules thereto. The statement will be signed and dated and will be forwarded with the tax returns to the Lender not later than April 30th of each year. The Guarantor acknowledges and agrees that the Lender may at any time and from time to time without notice to the Guarantor, investigate the Guarantor’s background, personal and credit history and perform other due diligence concerning the Guarantor and his creditworthiness and, in its discretion, conduct an “investigative consumer report” (as defined in the Fair Credit Reporting Act) which may include, among other things, interviews with persons acquainted with the Guarantor, and other potentially intrusive investigative techniques.

13. No Duties Owed by Lender. The Guarantor acknowledges and agrees that the Lender (i) has not made any representations or warranties with respect to, (ii) does not assume any responsibility to the Guarantor for, and (iii) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Indebtedness or the financial condition of the Borrowers or any guarantor. The Guarantor has independently determined the creditworthiness of the Borrowers and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on the Lender continue to make such determinations.

14. Governing Law; Consent to Jurisdiction.

(a) This Guaranty is to be executed and delivered within the State of New York is to be principally performed within the State of New York, and the Guarantor acknowledges and agrees that the laws of the State of New York shall govern the construction of this Guaranty and the rights, remedies, warranties, representations, covenants, and provisions hereof without giving effect to the conflict of laws rules of the State of New York.

(b) Any legal action or proceeding with respect to this Guaranty or any other document, instrument, writing or agreement related hereto, may be brought in the courts of the State of New York or of the United States for the Southern District of New York and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts and in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth on the signature page hereof, such service to become effective thirty (30) days after Guarantor has received or has refused to accept delivery of same. Nothing contained herein shall affect the right of the Lender to service of process in any other manner permitted by law or to commence any legal proceedings or otherwise proceed against the Guarantor in any jurisdiction.

(c) The Guarantor hereby waives any rights it may have to transfer or change the venue of any litigation brought against it by the Lender which is in any way related to this Guaranty or any other document, instrument, writing or agreement related hereto.

(d) The Guarantor further agrees that final judgment against it in any action, suit or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

(e) The provisions of this Section 14 shall survive the repayment of the Indebtedness of the Borrowers to the Lender and the termination of this Guaranty.

15. Agent for Process. The Guarantor hereby irrevocably designates and appoints Ling Kwok  (the “Process Agent”) with an address 70 West 40th Street, 11th Floor, New York, New York 10018, as the designee, appointee and agent of the Guarantor to receive, accept and acknowledge for and on behalf of the Guarantor and its property service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding in the case of United States Courts for the Southern District of New York and the courts of the State of New York, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The appointment by Guarantor of the Process Agent or any other process agent hereunder and acceptance thereof by the Process Agent or any other process agent shall be evidenced by a Process Agent Appointment Form, fully executed, substantially in the form of Exhibit A hereto. It is agreed that if any legal process, summons, notice or document shall be served upon the Process Agent with respect to the Guarantor in connection herewith, notice thereof shall promptly be provided to the Guarantor at the address set forth on the signature page hereof; provided, that the failure to provide any such notice shall not affect the validity of such service upon the Process Agent. The Guarantor agrees to take any and all such action necessary to continue such designation in full force and effect and to advise the Lender of any change of address of such designee, appointee and agent; and should said designee, appointee and agent become unavailable for this purpose for any reason, the Guarantor shall, within two (2) Business Days (as such term is defined in the Loan Agreement), (i) designate a new designee, appointee and agent within the State of New York which shall consent to act as such, with the powers and for the purposes specified in this Section, and (ii) deliver to Lender a new fully executed Process Agent Appointment Form. The Guarantor (for itself and for the Process Agent) further irrevocably consents and agrees to the service of any and all legal process, summons, notices, and documents out of any of the aforesaid courts in any such action, suit or proceeding by personal delivery to its offices set forth with its signature below or by sending copies thereof by United States registered or certified mail, postage prepaid, or by overnight mail or by courier, to the Guarantor at its address set forth on the signature page hereof or to its then designee, appointee and agent for service. The Guarantor agrees that service upon it or its Process Agent as provided for herein shall constitute a valid and effective personal service upon it and that the failure of any such Process Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service. Nothing herein contained shall, or shall be construed so as to, limit the right of the Lender to bring actions, suits or proceedings with respect to the obligations and liabilities of the Guarantor under, or any other matter arising out of or in connection with, the Loan Documents, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the office of the Lender may be located or assets of the Guarantor may be found or otherwise shall to the Lender seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by the law.

16. Judgment Currency. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guaranty or any other Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Guaranty or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), the parties agree that the rate of exchange used shall be the rate of exchange on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice in New York City. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, the Guarantor will, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Lender is the amount then due under this Guaranty or such other Loan Document in the Currency Due. If the amount of the Currency Due which Lender is so able to purchase is less than the amount of the Currency Due originally due to it, the Guarantor shall indemnify and save Lender harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guaranty and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Lender from time to time, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Guaranty or any other Loan Document or under any judgment or order.

17. Miscellaneous. This Guaranty shall be effective upon delivery to the Lender, without further act, condition or acceptance by the Lender, shall be binding upon the Guarantor and the heirs, representatives, successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Lender.

18. Waiver of Jury Trial. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the date first written above.

/s/ Alfred Lam
Alfred Lam

Address:
11/F., Watson Centre
16-22 Kung Yip Street, Kwai Chung,
New Territories, Hong Kong

HONG KONG                       )
SAR                                       )

The foregoing instrument was acknowledged before me the 10th day of April, 2007, by Alfred Lam.

/s/ Cheung Kai Wai Francis
Notary Public, Hong Kong SAR
Messrs. Liu, Chan and Lam,
Solicitors and Notaries

PROCESS AGENT APPOINTMENT FORM
                    April 6, 2007

To:	Wells Fargo Bank, National Association
119 West 40th Street, 16th Floor
New York, New York 10018

Re:	Guaranty dated April 6, 2007 (the "Guaranty") by Alfred Lam (“Guarantor”) in favor of Wells Fargo Bank, National Association (the “Lender”)

Ladies and Gentlemen:

Reference is made to Section 15 of the Guaranty. Pursuant thereto, the undersigned Guarantor hereby appoints Ling Kwok with his office at 70 West 40th Street, 11th Floor, New York, New York 10018-2500, as its Process Agent for the purposes set forth in the Guaranty. The undersigned Process Agent acknowledges receipt of a copy of the Guaranty and agrees to serve in such capacity as Process Agent. Process Agent agrees to give sixty (60) days prior written notice to Lender at its office located at 119 West 40th Street, 16th Floor, New York, New York 10018-2500 or to such other address as to which Lender shall have notified Process Agent and the Guarantor of any change of his address or his proposed resignation as Process Agent. As long as Process Agent shall serve in its capacity as such, Process Agent shall maintain his address in the State of New York.

Very truly yours,

/s/ Alfred Lam
Alfred Lam

Agreed and Accepted
Process Agent

By: /s/ Ling Kwok
Ling Kwok